UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2005

AGL RESOURCES INC.
(Exact name of registrant as specified in its charter)

Georgia	1-14174	58-2210952
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Ten Peachtree Place NE, Atlanta, Georgia 30309
(Address and zip code of principal executive offices)

404-584-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby amends its Current Report on Form 8-K filed on November 23, 2005 to include Item 1.01.

Item 1.01 Entry into a Material Definitive Agreement.

On November 23, 2005, AGL Resources Inc. announced the promotion of Kevin P. Madden from Executive Vice President, Distribution Operations and External Affairs to Executive Vice President, External Affairs and R. Eric Martinez from Senior Vice President, Business Process Initiatives to Executive Vice President, Utility Operations. On December 7, 2005, the Compensation and Management Development Committee of the board of directors of AGL Resources reviewed and approved changes to Messrs. Madden’s and Martinez’s compensation. Messrs. Madden’s and Martinez’s compensation as approved by the Committee is not set forth in a written agreement between the Company and either of Mr. Madden or Mr. Martinez.

In connection with Mr. Madden’s promotion, effective as of December 1, 2005, Mr. Madden will receive an increase in his base salary from $345,000 to $380,000 and, effective as of December 7, 2005, Mr. Madden was granted 15,000 restricted shares of AGL Resources common stock. The restricted stock will vest on December 7, 2007.

In connection with Mr. Martinez’s promotion, effective as of December 1, 2005, Mr. Martinez will receive an increase in his base salary from $220,000 to $300,000 and, effective as of December 7, 2005, Mr. Martinez was granted 12,000 restricted shares of AGL Resources common stock and a non-qualified stock option to purchase 24,000 shares of AGL Resources common stock. The restricted stock will vest in three equal annual installments beginning one year from the date of grant. The options will vest in four equal annual installments beginning one year from the date of grant and will be exercisable at a price of $35.63 per share. Effective as of December 7, 2005, Mr. Martinez also was granted a performance cash unit award with a multiple of 2.75 and a corresponding performance measurement period that ends December 31, 2006 and a performance cash unit award with a multiple of 5.5 and a corresponding performance measurement period that ends December 31, 2007. The performance cash unit awards are more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2005. For 2006, Mr. Martinez’s target annual incentive compensation (expressed as a percentage of annual base salary) will be 60%.

Messrs. Madden and Martinez will be entitled to continue their respective participation in the Company’s other compensation and benefits programs that are available to AGL Resources executive officers and employees generally.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGL RESOURCES INC.
(Registrant)
Date: December 9, 2005	/s/ Paul R. Shlanta
Paul R. Shlanta Executive Vice President, General Counsel and Chief Ethics and Compliance Officer